EX-35 (b)
(logo) CHASE


SUBSERVICER COMPLIANCE STATEMENT


RE: Bank of America Funding 2006-5 Trust (BAFC 2006-5):The Pooling and Servicing Agreement by and among U.S. Bank NA. As Assignee, Bank of America as Assignor, CitiMortgage, Inc as Master Servicer, and JPMorgan Chase Bank NA as Servicer (the "Agreement")


The undersigned, each a duly authorized officer of Chase Home Finance LLC ("CHF"), do hereby certify that:


     (1)   CHF is a Subservicer under the Agreement

     (2) A review of the activities of CHF during the calendar year ending December 31, 2006 and of the performance of CHF under the Agreement has been made under our supervision; and

     (3) To the best of our knowledge, based on such review, CHF has fulfilled all its obligations under the Agreement in all material respects throughout such year.

Capitalized terms used but not defined herein shall have the meanings assigned in the Agreement.


Date: 02/28/2007


Chase Home Finance LLC,
as Subservicer

By: /s/ Kim Greaves
Name:   Kim Greaves
Title:  Senior Vice President
        Servicing Manager

By:/s/ Jim Miller
Name:  Jim Miller
Title: Senior Vice President
       Default Servicing Manager